Exhibit 99.1

NEWS RELEASE

CONTACT:
CONMED Corporation
Todd W. Garner
Chief Financial Officer 727-214-2975
ToddGarner@conmed.com

CONMED Corporation Announces Preliminary Third Quarter Financial Information

LARGO, Fla. – October 4, 2024 –As a follow up to the Current Report on Form 8-K issued by the Company on September 30, 2024, CONMED Corporation (NYSE: CNMD) announced preliminary financial information for the third quarter of 2024. The Company expects revenue in the range of $315 million to $318 million and adjusted diluted net earnings per share growth in excess of its previously provided guidance of 9% to 11%.

CONMED will report full financial results for the third quarter of 2024 after the market close on Wednesday, October 30, 2024. The Company’s management will host a conference call at 4:30 p.m. ET that same day to discuss the results.

To participate in the conference call via telephone, please click here to pre-register and obtain the dial-in number and passcode.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED’s website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

The information in this press release is preliminary and subject to completion. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the period ended September 30, 2024, and its actual results could be materially different from this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding the Company’s financial information that is not provided. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles.

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and associated conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company’s Annual Report on Form 10-K for the full year ended December 31, 2023, listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.